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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        FBR Asset Investment Corporation
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             (Exact Name of Registrant as Specified in Its Charter)


                Virginia                                         54-1873198
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(State of Incorporation or Organization)                        (IRS Employer
                                                             Identification No.)
              Potomac Tower
      1001 Nineteenth Street North                                  22209
           Arlington, Virginia                                   ----------
----------------------------------------                         (Zip Code)
(Address of Principal Executive Offices)

If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to Section
12(b) of the Exchange Act and                   12(g) of the Exchange Act and
is effective pursuant to General                is effective pursuant to General
Instruction A.(c), please check                 Instruction A.(d), please check
the following box. |X|                          the following box. |_|

Securities Act registration statement file number to which this form relates:
333-67343

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                         Name of Each Exchange on Which
   to be so Registered                         Each Class is to be Registered
-------------------------                      ------------------------------
      Common Stock,
$0.01 par value per share                          American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.
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Item 1.  Description of Registrant's Securities to be Registered.

         A description of FBR Asset Investment Corporation's common stock is set forth under the caption "FBR Asset's Capital Stock" in the Prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-67343), as initially filed with the Securities and Exchange Commission on November 16, 1998, and as amended on February 17, 1999, March 22, 1999, April 15, 1999 and May 27, 1999 (as so amended, the "Registration Statement"). Such portion of the Registration Statement is hereby incorporated by reference.

Item 2.  Exhibits.

         Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  May 27, 1999                        FBR ASSET INVESTMENT CORPORATION
                                            (Registrant)


                                            By: /s/ Elaine M. Clancy
                                                --------------------------------
                                                Elaine M. Clancy
                                                Chief Financial Officer

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